Exhibit 99.1

Sysorex Announces Financial Results for the Quarter Ended March 31, 2015

Conference Call to be Held Today at 4:30 pm Eastern Time

Palo Alto, CA – Sysorex (NASDAQ:SYRX), a global leader in big data analytics and location-based mobile solutions, today reported financial results for the first quarter ended March 31, 2015.

First Quarter Financial Highlights:

•	Q1 2015 Revenue of $14.1 Million
•	Q1 2015 Gross Margin of 29%
•	Q1 2015 GAAP net loss of $0.15 per share
•	Proforma Non-GAAP net loss[1] of $0.08 per share
•	Q1 2015 Non-GAAP Adjusted EBITDA[1] loss of $1.3 Million

"We continue to make progress in growing our higher margin services business and in strengthening our technology portfolio specifically around data analytics”, said Nadir Ali, CEO of Sysorex Global Holdings Corp. “We have also been awarded several government contract awards this year that support our overall business strategy and revenue base”, he continued.

Revenue: Total revenue for the three months ended March 31, 2015 was $14.1 million compared to $16.3 million for the comparable period in the prior year. The $2.2 million decrease in revenue, or approximately 13%, was attributable primarily to an unusually large order in our Storage and Computing segment fulfilled during the three months ended March 31, 2014 that was not repeated in the three months ended March 31, 2015. Total first quarter 2015 revenue included $143,000 of Sysorex Mobile, IoT & Big Data Products revenue, $10.3 million of Storage and Computing revenue, $973,000 of SaaS revenue and $2.7 million of Professional Services revenue.

Gross Profit: Total gross profit for the three months ended March 31, 2015 was $4 million compared to $4.4 million for the comparable period in the prior year. The gross profit margin for the three months ended March 31, 2015 was approximately 29% compared to approximately 27% for the three months ended March 31, 2014. The increase in gross margin is a result of shifting our sales to higher margin products and an increase in revenue from our data analytics and managed services in the Professional Services segment.

Net Loss: GAAP net loss attributable to common stockholders for the three months ended March 31, 2015 was $2.9 million compared to $780,000 for the comparable period in the prior year. GAAP net loss per share for the three months ending March 31, 2015 was $0.15, compared to a net loss per share of $0.05 for the comparable period in the prior year. This increase in net loss of $2.1 million was primarily attributable to the inclusion of AirPatrol’s operating expenses during the first quarter 2015, and the additional professional fees and administrative costs associated with being a public company.

Non-GAAP net loss1: Pro-forma non-GAAP net loss1 for the three months ended March 31, 2015 was $1.6 million compared to non-GAAP net loss of $131,000 for the comparable period in the prior year. Pro-forma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2015 was $0.08 compared to $0.01 for the comparable period in the prior year. Non-GAAP net loss or income per share is defined as net loss or income per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including acquisition costs and the costs associated with the public offering.

Non-GAAP adjusted EBITDA1: Total Non-GAAP adjusted EBITDA for the three months ended March 31, 2015 was a loss of $1.3 million compared to income of $51,000 in the comparable period in the prior year. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Q1 2015 Business Highlights

•	Sysorex awarded sub-contract on $249 Million Army Enterprise IT Services contract.
•	AirPatrol joins the TELUS IoT Marketplace.
•	Sysorex named one of the largest big data firms in the Seattle area.
•	Sysorex announces strategic partnership with Cloudian.
•	AirPatrol and Pay Tel announce partnership to end contraband cell phone use in correctional facilities.

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Sysorex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which will be filed with the Securities and Exchange Commission on or about May 14, 2015.

Conference Call Information

Management will host a conference call on Thursday, May 7, 2015, at 4:30pm Eastern Time to review financial results and corporate highlights. Following management's formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-866-652-5200. International callers should call +1-412-317-6060. All callers should ask for the Sysorex Global Holdings Corp. conference call. The conference call will also be available through a live webcast at www.sysorex.com.

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A replay of the call will be available approximately one hour after the end of the call through June 8, 2015. The replay can be accessed via Sysorex’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10065211.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Sysorex defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Sysorex defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Sysorex defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one time non-recurring charges such as acquisition and offering costs.

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Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Sysorex’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Sysorex’s results as reported under GAAP.

About Sysorex

Through focused, custom technology solutions, Sysorex (NASDAQ:SYRX) provides cyber security, data analytics, cloud solutions, Mobile/BYOD solutions and strategic outsourcing to government and commercial clients in major industries around the world. From identifying security risks to helping clients realize value from their big data strategies, Sysorex has the experience, technology, partners, and agility to be your trusted IT partner. Visit www.sysorex.com, follow @SysorexGlobal and Like us on Facebook.

Sysorex:

A. Sage Osterfeld, 760-707-0459

sage.osterfeld@sysorex.com

or

Sysorex Investor Relations:

CorProminence LLC

Scott Arnold, 516-222-2560

scotta@corprominence.com

www.corprominence.com

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SYSOREX
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,695	$3,228
Accounts receivable, net	9,069	8,225
Notes receivable, related party	90	90
Notes and other receivables	1,702	1,294
Inventory	542	610
Prepaid licenses and maintenance contracts	7,179	7,151
Other current assets	1,490	1,463
Total current assets	22,767	22,061
Prepaid licenses and maintenance contracts	5,818	6,200
Property and equipment, net	1,227	1,308
Software development costs, net	357	278
Intangible assets, net	16,794	17,676
Goodwill	13,166	13,166
Other assets	1,350	1,371
Total assets	$61,479	$62,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,282	$7,468
Accrued liabilities	2,811	3,299
Deferred revenue	8,888	8,689
Short-term debt	7,272	5,418
Total current liabilities	27,253	24,874
Deferred revenue	6,781	7,181
Long-term debt	100	100
Other liabilities	650	684
Total liabilities	34,784	32,839
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-

Common stock, $0.001 par value; 50,000,000 shares authorized; 19,707,262 and 19,707,262 issued and outstanding	20	20

Additional paid-in capital	52,508	52,122
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	(25)	(18)
Accumulated deficit	(23,541)	(20,641)
Stockholders’ equity	28,296	30,817
Non-controlling interest	(1,601)	(1,596)
Total stockholders’ equity attributable to common stockholders	26,695	29,221
Total liabilities and stockholders’ equity	$61,479	$62,060

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SYSOREX
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share data)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Revenues
Products	$10,388	$13,225
Services	3,734	3,095
Total Revenues	14,122	16,320
Cost of Revenues
Products	8,650	10,708
Services	1,425	1,262
Total Cost of Revenues	10,075	11,970
Gross Profit	4,047	4,350
Operating expenses:
Research and development	163	--
Sales and marketing	2,463	2,297
General and administrative	3,274	2,315
Acquisition related costs	76	104
Amortization of intangibles	882	328
Total operating expenses	6,858	5,044
Loss from operations	(2,811)	(694)
Other income (expense):
Interest expense	(99)	(108)
Other	5	14
Total other income (expense)	(94)	(94)
Loss before income taxes	(2,905)	(788)
Provision for income taxes	--	(35)
Net loss	(2,905)	(823)
Net loss attributable to non-controlling interest	(5)	(43)
Net loss attributable to common stockholders	$(2,900)	$(780)
Comprehensive loss:
Net Loss	$(2,905)	$(823)
Unrealized holding loss in marketable securities including reclassification adjustment of realized gains included in net income	--	(3)
Unrealized foreign exchange loss from cumulative translation adjustments	(7)	--
Comprehensive loss	$(2,912)	$(826)

Net loss per basic and diluted common share	$(0.15)	$(0.05)
Weighted average common shares outstanding:
Basic and Diluted	19,765,585	14,244,699

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SYSOREX
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share data)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,905)	$(823)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	121	39
Amortization of intangible assets	882	328
Stock based compensation	386	192
Investment income	--	(3)
Amortization of deferred financing costs	23	--
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,252)	(94)
Inventory	68	(52)
Other current assets	(27)	(648)
Prepaid licenses and maintenance contracts	354	(1,454)
Other assets	(2)	319
Accounts payable	814	304
Accrued liabilities	(488)	(186)
Deferred revenue	(201)	1,760
Other liabilities	(34)	(16)
Total Adjustments	644	489
Net Cash Used in Operating Activities	(2,261)	(334)
Cash Flows From (Used in) Investing Activities:
Purchase of property and equipment	(22)	(11)
Proceeds from the sale of marketable securities	--	125
Investment in capitalized software	(97)	(70)
Net Cash Flows From (Used in) Investing Activities:	(119)	44
Cash Flows from Financing Activities
Net proceeds (repayments) from bank facility	1,980	(423)
Repayment of term loan	(125)	--
Net proceeds from issuance of common stock	--	2,080
Repayment of notes payable	(1)	(136)
Net Cash Provided by Financing Activities	1,854	1,521
Effect of Foreign Exchange Rate on Changes on Cash	(7)	--
Net increase in Cash and Cash Equivalents	(533)	1,231
Cash and Cash Equivalents - Beginning of period	3,228	2,104
Cash and Cash Equivalents - End of period	$2,695	$3,335

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Reconciliation of Non-GAAP Financial Measures:

	Three Months Ended
(In thousands)	March 31,
	2015	2014
Net loss attributable to common stockholders	$(2,900)	$(780)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	76	84
Stock-based compensation – acquisition costs	--	20
Costs associated with public offering	--	45
Stock-based compensation – compensation and related benefits	386	172
Interest expense	99	108
Taxes	--	35
Depreciation and amortization	1,003	367
Adjusted EBITDA	$(1,336)	$51

(In thousands)	Three Months Ended
	March 31,
	2015	2014
Net loss attributable to common stockholders	$(2,900)	$(780)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	76	84
Stock-based compensation – acquisition costs	--	20
Costs associated with public offering	--	45
Stock-based compensation – compensation and related benefits	386	172
Amortization of intangibles	882	328
Proforma non-GAAP net loss	$(1,556)	$(131)
Proforma non-GAAP net loss per basic and diluted common share	$(0.08)	$(0.01)
Weighted average basic and diluted common shares outstanding	19,766	14,245

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